                                                                     EXHIBIT 5.1

                    [FULBRIGHT & JAWORSKI L.L.P. LETTERHEAD]


October 3, 2000

Friedman Industries, Incorporated
4001 Homestead Road
Houston, Texas 77028

Gentlemen and Ladies:

         We have acted as counsel for Friedman Industries, Incorporated, a Texas corporation (the "Company"), in connection with its filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") with respect to the registration under the Securities Act of 1933, as amended, of 11,600 shares of the Company's common stock, $1.00 par value per share (the "Shares"), to be offered upon the terms and subject to the conditions set forth in the Company's 2000 Non-Employee Director Stock Plan (the "Plan").

         We have examined (i) the Articles of Incorporation and By-Laws of the Company, each as amended to date, (ii) the Plan, (iii) the Registration Statement and (iv) such certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

         In connection with this opinion, we have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

         The opinions expressed herein relate solely to, are based upon and are limited exclusively to the laws of the State of Texas and the federal laws of the United States of America, to the extent applicable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Item
5. Interest of Named Experts and Counsel" in the Registration Statement.

                                             Very truly yours,

                                             /s/ FULBRIGHT & JAWORSKI L.L.P.

                                             Fulbright & Jaworski L.L.P.